                                                                    Exhibit 11.1

                        Computation of Per Share Earnings
                                   (In Thousands)

           For the Three Month Periods Ended September 30, 1997 and 1996

                                                                                            1997          1996
                                                                                        ------------  ------------
PRIMARY NET INCOME PER SHARE
Average shares outstanding............................................................    15,269,925    14,942,026
Net effect of dilutive stock options and warrants based on the treasury stock method
  using average market price..........................................................       --            676,562
                                                                                        ------------  ------------
Total.................................................................................    15,269,925    15,618,588
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $      376.0  $      355.1
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Primary net income per share..........................................................  $       0.02  $       0.02
                                                                                        ------------  ------------
                                                                                        ------------  ------------
FULLY DILUTED NET INCOME PER SHARE
Average shares outstanding............................................................    15,269,925    14,942,026
Net effect of dilutive stock options and warrants based on the treasury stock method
  using ending market price...........................................................       --            676,562
                                                                                        ------------  ------------
Total.................................................................................    15,269,925    15,618,588
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Net income............................................................................  $      376.0  $      355.1
                                                                                        ------------  ------------
                                                                                        ------------  ------------
Fully diluted net income per share....................................................  $       0.02  $       0.02
                                                                                        ------------  ------------
                                                                                        ------------  ------------

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